Exhibit 99.1

PRESS RELEASE

For release:	For more information:
Tsiothorko:wa/January 30, 2010	David T. Staddon, Director Public Information
St. Regis Mohawk Tribe
Tel: (518) 358-2272 ext. 286

Tribal Election Board Announces Unofficial Referendum Results
Catskills Gaming Project

Akwesasne Territory — The St. Regis Mohawk Tribe held a referendum on Saturday, January 30th in the lobby of the Community Tribal Building to consider approval of an off-reservation gaming project in the Catskills. The voters considered the question, “Do you approve of the Tribe pursuing off-reservation gaming in the Catskills?”

Voter turnout was good at 936 and the measure was unofficially approved with 538 votes for, 371 against and 27 ballots void. The next hurdle for the tribe to clear is the so-called Kempthorne decision, made during the Bush Administration. The Obama Administration is currently reviewing this earlier decision that limited off-reservation gaming developments.

The Tribal Election Board will later officially certify the referendum results after a five-day period, pending any appeals, and announce those results as soon as they are finalized.

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The St. Regis Mohawk Tribal Council is the duly elected and federally recognized government of the St. Regis Mohawk People.